Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Baidu.com, Inc.’s 2000 Option Plan of our report dated April 29, 2005 with respect to the consolidated financial statements of Baidu.com, Inc., included in its Registration Statement on Form F-1 (File No. 333-126534) filed with the Securities and Exchange Commission on August 5, 2005.

/s/ Ernst & Young

Hong Kong

November 4, 2005

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